UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Global Eagle Entertainment Inc.

(Name of registrant as specified in its charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which the transaction applies:

(2)	Aggregate number of securities to which the transaction applies:

(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of the transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Global Eagle Entertainment Inc.

4353 Park Terrace Drive
Westlake Village, California 91361

December 2, 2013

Dear Stockholder:

You are cordially invited to attend the special meeting of stockholders of Global Eagle Entertainment Inc. on December 19, 2013, at 10:00 a.m. Pacific Time at our offices located at 4553 Glencoe Avenue, Marina Del Rey, California 90292.

The purpose of the meeting will be to consider the proposals discussed in the attached formal notice of special meeting and proxy statement. At the special meeting, our stockholders will be afforded the opportunity to discuss company affairs with members of our management.

Your vote is very important. If you are a registered stockholder, please vote your shares as soon as possible using one of the following methods to ensure that your vote is counted, regardless of whether you expect to attend the special meeting in person: (1) call the toll-free number specified on the enclosed proxy card and follow the instructions when prompted, (2) access the Internet website specified on the enclosed proxy card and follow the instructions provided to you, or (3) complete, sign, date and return the enclosed proxy card in the postage-paid envelope provided. If you hold your shares in “street name” through a bank, broker or other nominee, you will need to follow the instructions provided to you by your bank, broker or other nominee to ensure that your shares are represented and voted at the special meeting.

On behalf of the management team and your board of directors, thank you for your continued support and interest in Global Eagle Entertainment Inc.

Sincerely,

John LaValle
Chief Executive Officer and Director

Global Eagle Entertainment Inc.

4353 Park Terrace Drive
Westlake Village, California 91361

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 19, 2013

To the Stockholders of
Global Eagle Entertainment Inc.:

The special meeting of the stockholders of Global Eagle Entertainment Inc. (the “company”) will be held at the company’s offices located at 4553 Glencoe Avenue, Marina Del Rey, California 90292, on December 19, 2013, at 10:00 a.m. Pacific Time for the following purposes:

1.	To approve an amendment to the Global Eagle Entertainment Inc. 2013 Equity Incentive Plan (the “Incentive Plan”) to increase the number of shares of common stock available for grant by 2,500,000;
2.	To consider and vote upon any adjournment of the special meeting of stockholders, if necessary, to solicit additional proxies in favor of proposal 1; and
3.	To transact other business that may properly come before the special meeting or any adjournments or postponements thereof.

Stockholders of record of the company’s common stock as of the close of business on November 22, 2013 are entitled to receive notice of and to vote at the special meeting of stockholders and any adjournments or postponements thereof. Stockholders who hold shares in street name may vote through their brokers, banks or other nominees.

Regardless of the number of shares you own, please vote. All stockholders of record can vote (i) over the Internet by accessing the Internet website specified on the enclosed proxy card and following the instructions provided to you, (ii) by calling the toll-free telephone number specified on the enclosed proxy card and following the instructions when prompted, (iii) by written proxy by signing and dating the enclosed proxy card and returning it, or (iv) by attending the special meeting of stockholders in person.

We encourage you to receive all proxy materials in the future electronically to help us save printing costs and postage fees, as well as natural resources in producing and distributing these materials. If you wish to receive these materials electronically in the future, please follow the instructions on the proxy card.

By order of the board of directors,

Michael Pigott
Vice President – Legal and Secretary

Westlake Village, California
December 2, 2013

This proxy statement is dated December 2, 2013, and is first being mailed to stockholders of the company on or about December 2, 2013.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 19, 2013
This proxy statement and our annual report are available free of charge on our website at
www.globaleagleent.com under “Investors/Financial Information.”

i

GLOBAL EAGLE ENTERTAINMENT INC.
4353 Park Terrace Drive
Westlake Village, California 91361

PROXY STATEMENT FOR THE
SPECIAL MEETING OF STOCKHOLDERS TO
BE HELD ON DECEMBER 19, 2013

Global Eagle Entertainment Inc.’s board of directors solicits your proxy for use at the special meeting of stockholders to be held on December 19, 2013 at 10:00 a.m. Pacific Time at Global Eagle Entertainment Inc.’s offices located at 4553 Glencoe Avenue, Marina Del Rey, California 90292, and at any adjournments or postponements of the meeting, for the purposes set forth in “Notice of Special Meeting of Stockholders.” We made copies of this proxy statement available to stockholders beginning on or about December 2, 2013.

ABOUT THE SPECIAL MEETING OF STOCKHOLDERS

Why have I received these materials?  The board of directors is soliciting proxies for use at the special meeting of stockholders of the company to be held on December 19, 2013 at 10:00 a.m. Pacific Time.

Who may vote?  You are entitled to vote if our records show that you held one or more shares of the company’s common stock at the close of business on November 22, 2013, which we refer to as the record date. At that time, there were 38,514,808 shares of common stock outstanding and entitled to vote. Each share entitles you to one vote at the special meeting of stockholders. Holders of shares of our non-voting common stock are not entitled to vote those shares. For ten days prior to the special meeting of stockholders, during normal business hours, a complete list of all stockholders on the record date will be available for examination by any stockholder at the company’s offices at 4353 Park Terrace Drive, Westlake Village, California 91361. The list of stockholders will also be available at the special meeting of stockholders.

How do I vote?  If you were a holder of record of our common stock on November 22, 2013, the record date for the special meeting of stockholders, you may vote your shares in person at the special meeting of stockholders or by (1) calling the toll-free number specified on the enclosed proxy card and following the instructions when prompted, (2) accessing the Internet website specified on the enclosed proxy card and following the instructions provided to you, or (3) completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided. If you hold your shares in “street name,” which means your shares are held of record by a broker, bank or other nominee, you should contact your broker, bank or nominee to ensure that votes related to the shares you beneficially own are properly counted. In this regard, you must provide the record holder of your shares with instructions on how to vote your shares or, if you wish to attend the special meeting of stockholders and vote in person, obtain a proxy from your broker, bank or nominee.

About the proxy statement.  The words “company,” “Global Eagle,” “we,” “us” and “our” refer to Global Eagle Entertainment Inc., a Delaware corporation. We refer to the U.S. Securities and Exchange Commission as the “SEC.” We refer to the Global Eagle Entertainment Inc. 2013 Equity Incentive Plan as the “Incentive Plan.” Lastly, the words “common stock,” “stock” and “shares” refer to the company’s common stock, par value $.0001 per share, which trades on the NASDAQ Capital Market under the symbol ENT.

How will the company representatives vote for me?  The company representatives, David M. Davis, Jay Itzkowitz and Michael Pigott or anyone else that they choose as their substitutes, have been chosen to vote in your place as your proxies at the special meeting of stockholders. Whether you vote by proxy card, Internet or telephone, the company representatives will vote your shares as you instruct them. If you sign, date and return the enclosed proxy card and do not indicate how you want your shares voted, the company representatives will vote as our board of directors recommends. If there is an interruption or adjournment of the special meeting of stockholders before the agenda is completed, the company representatives may still vote your shares when the meeting resumes. If a broker, bank or other nominee holds your common stock, they will ask you for instructions and instruct the company representatives to vote the shares held by them in accordance with your instructions.

Can I change my vote after I have returned my proxy card or given instructions over the Internet or telephone?  Yes. After you have submitted a proxy, you may change your vote at any time before the proxy is exercised by submitting a notice of revocation or a proxy bearing a later date. Whether or not you vote using a traditional proxy card, through the Internet or by telephone, you may use any of those three methods to change your vote. Accordingly, you may change your vote either by submitting a proxy card prior to or at the special meeting of stockholders or by voting again before 11:59 p.m., Pacific Time, on December 18, 2013, the time at which the Internet and telephone voting facilities close. The later submitted vote will be recorded and the earlier vote revoked. You also may revoke your proxy by sending a notice of revocation to our Secretary, Michael Pigott, which must be received prior to the special meeting of stockholders.

Votes required for approval.  Provided that a quorum is present, approval of each of Proposal 1 and Proposal 2 will require the affirmative vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the special meeting of stockholders and entitled to vote on the Proposal.

How do I vote shares held by a broker?  Under the rules of various national and regional securities exchanges, your broker, bank, or nominee cannot vote your shares with respect to non-discretionary matters unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank, or nominee. The proposals presented to the stockholders will be considered non-discretionary and therefore your broker, bank, or nominee cannot vote your shares without your instruction. If you do not provide instructions with your proxy, your bank, broker, or other nominee may deliver a proxy card expressly indicating that it is NOT voting your shares; this indication that a bank, broker, or nominee is not voting your shares is referred to as a “broker non-vote.” Since the proposals to be voted upon at the special meeting of stockholders are non-discretionary matters, brokers who do not receive instructions on how to vote will not be considered present and entitled to vote at the special meeting of stockholders. Therefore, broker non-votes will not be counted for the purpose of determining the existence of a quorum, and will not count for purposes of determining the number of votes cast at the special meeting of stockholders. Your bank, broker, or other nominee can vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your shares in accordance with directions you provide.

The effect of abstentions and broker non-votes.  Abstentions are not counted as votes “for” or “against” a proposal, but are counted in determining the number of shares present or represented on a proposal for purposes of establishing a quorum. However, since approval of both Proposals 1 and 2 require the affirmative vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the special meeting of stockholders and entitled to vote on Proposals 1 and 2, abstentions will have no effect on the Proposals. As discussed above under “How do I vote shares held by a broker?”, a broker non-vote will have no effect on the Proposals.

What constitutes a quorum for purposes of the special meeting of stockholders?  Holders of a majority in voting power of the company’s issued and outstanding capital stock entitled to vote at the special meeting of stockholders, present in person or represented by proxy, constitute a quorum. In the absence of a quorum, the chairman of the special meeting of stockholders will have the power to adjourn the special meeting of stockholders. As of the record date for the special meeting of stockholders, 19,257,405 shares of our common stock would be required to achieve a quorum.

Who pays for this solicitation?  The expense of preparing, printing and mailing this proxy statement and the accompanying material will be borne by Global Eagle Entertainment Inc. Solicitation of individual stockholders may be made by mail, personal interviews, telephone, facsimile, electronic delivery or other telecommunications by directors, officers and regular employees of the company who will receive no additional compensation for those activities. We will reimburse brokers and other nominees for their expenses in forwarding solicitation material to beneficial owners.

What happens if other business not discussed in this proxy statement comes before the meeting?  The company does not know of any business to be presented at the special meeting of stockholders other than the proposals discussed in this proxy statement. If other business comes before the meeting and is proper under Delaware law, the company representatives will use their discretion in casting all of the votes that they are entitled to cast.

Whom can I contact for further information?  If you would like additional copies, without charge, of this proxy statement or if you have questions about the special meeting, the proposals, or the procedures for voting your shares, you should contact our Secretary, Michael Pigott, at the company.

PROPOSAL 1 — APPROVAL OF AN AMENDMENT TO THE GLOBAL EAGLE
ENTERTAINMENT INC. 2013 EQUITY INCENTIVE PLAN

We are asking the company’s stockholders to approve an amendment (the “Amendment”) to the Global Eagle Entertainment Inc. 2013 Equity Incentive Plan (the “Incentive Plan”), in substantially the form as attached as Appendix A hereto, to increase the number of shares of common stock available for grant by 2,500,000 (and to provide that all shares issuable under the Incentive Plan may be issued pursuant to incentive stock options).

Any capitalized terms that are used in this Proposal but not defined here or elsewhere in this proxy statement have the meanings assigned to them in the Incentive Plan, as amended by the proposed Amendment, which is attached as Appendix B hereto.

The Incentive Plan was previously approved by our stockholders on January 31, 2013. As of November 1, 2013, there were 4,410,000 shares of our common stock underlying stock options previously granted under the Incentive Plan. The stock options outstanding have a weighted average exercise price of $9.81 and a weighted average remaining term of 5 years. Additionally, as of November 1, 2013, 590,000 shares of common stock remain available for grant under the Incentive Plan, which we believe will be insufficient to meet our equity compensation requirements in the future. If the Amendment is approved, a total of 3,090,000 shares of common stock will be available for grant, subject to the terms and limitations set forth in the Incentive Plan. The closing price of our common stock on the NASDAQ Capital Market on November 27, 2013 was $15.20.

Our board of directors approved the Amendment on November 20, 2013, subject to stockholder approval. The Amendment will be effective and contingent upon receipt of stockholder approval of the Amendment. If our stockholders do not approve the Amendment, the current provisions of the Incentive Plan will continue to apply.

The essential features of the Incentive Plan, including the Amendment, are summarized below. This summary does not purport to be a complete description of all the provisions of the Incentive Plan, and is subject to and qualified in its entirety by reference to the complete text of the Incentive Plan, as amended by the proposed Amendment, which is attached as Appendix B hereto.

The Global Eagle Entertainment Inc. 2013 Equity Incentive Plan

Background

The purpose of the Incentive Plan is to provide a means through which we and our affiliates may attract and retain key personnel and provide a means whereby directors, officers, members, managers, employees, consultants and advisors (and prospective directors, officers, members, managers, employees, consultants and advisors) of the company and our affiliates can acquire and maintain an equity interest in the company, or be paid incentive compensation, thereby strengthening their commitment to the welfare of the company and our affiliates and aligning their interests with those of our stockholders.

We may grant stock options or restricted stock to current or prospective employees, directors, officers, consultants and advisors, and those of our affiliates. Generally, all classes of employees are eligible to participate in the Incentive Plan. We estimate that a total of 735 persons are eligible to participate in the Incentive Plan.

Share reserve

If the Amendment is approved, there will be a total of 3,090,000 shares of our common stock reserved for issuance under the Incentive Plan pursuant to stock options and restricted stock, consisting of 590,000 shares that remain unissued under the current Incentive Plan and 2,500,000 additional shares reserved for future issuance pursuant to the Amendment.

The following counting provisions are in effect for the share reserve under the Incentive Plan:

•	to the extent that an award terminates, expires, or lapses for any reason, any shares subject to the award at such time will be available for future grants under the Incentive Plan, provided that no such shares may be issued pursuant to an incentive stock option;
•	to the extent shares are tendered or withheld to satisfy the grant, exercise price, or tax withholding obligation with respect to any award under the Incentive Plan, such tendered or withheld shares will be available for future grants under the Incentive Plan, provided that no such shares may be issued pursuant to an incentive stock option; and
•	to the extent permitted by applicable law or any exchange rule, shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by us or any of our subsidiaries will not be counted against the shares available for issuance under the Incentive Plan.

Notwithstanding the above, no individual may be granted stock-based awards under the Incentive Plan covering more than 1,500,000 shares in any calendar year.

Administration

The compensation committee of our board of directors is the administrator under the Incentive Plan. However, our board of directors may assume authority for administration of the Incentive Plan or delegate such authority to another committee of the board of directors. The compensation committee (or subcommittee thereof, to the extent necessary) consists solely of at least two members of our board of directors, each of whom is intended to qualify as an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code (the “Code”), a “non-employee director” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and an “independent director” within the meaning of the listing rules of the NASDAQ Capital Market. The Incentive Plan provides that the compensation committee may delegate its authority to grant awards to employees other than executive officers and certain of our senior executives to one or more of our officers.

Subject to the terms and conditions of the Incentive Plan, the administrator has the authority to select the persons to whom awards are to be made, to determine the number of shares to be subject to awards and the terms and conditions of awards, and to make all other determinations and to take all other actions necessary or advisable for the administration of the Incentive Plan. The administrator is also authorized to adopt, amend, or rescind rules relating to administration of the Incentive Plan. Our board of directors may at any time remove the compensation committee as the administrator and revest in itself the authority to administer the Incentive Plan. The full board of directors administers the Incentive Plan with respect to awards to non-employee directors.

Eligibility

Awards under the Incentive Plan may be granted to individuals who are then Global Eagle officers, employees, directors, or consultants or are the officers, employees, directors, or consultants of certain of our subsidiaries. Only employees may be granted incentive stock options, or ISOs.

Awards

The Incentive Plan provides that the administrator may grant or issue stock options and restricted stock or any combination thereof. Each award is expected to be set forth in a separate agreement with the person receiving the award and indicates the type, terms, and conditions of the award.

•	Nonqualified stock options, or NQSOs, provide for the right to purchase shares of our common stock at a specified price which may not be less than fair market value on the date of grant, and usually become exercisable (at the discretion of the administrator) in one or more installments after the grant date, subject to the participant’s continued employment or service with us or a subsidiary and/or subject to the satisfaction of corporate performance targets and individual performance targets established by the administrator. NQSOs may be granted for any term specified by the administrator, but may not exceed ten years.

•	Incentive stock options are designed in a manner intended to comply with the provisions of Section 422 of the Internal Revenue Code and are subject to specified restrictions contained in the Internal Revenue Code. Among such restrictions, ISOs must have an exercise price of not less than the fair market value of a share of common stock on the date of grant, may only be granted to employees, and must not be exercisable after a period of ten years measured from the date of grant. In the case of an ISO granted to an individual who owns (or is deemed to own) at least 10% of the total combined voting power of all classes of our capital stock, the Incentive Plan provides that the exercise price must be at least 110% of the fair market value of a share of common stock on the date of grant and that the ISO must not be exercisable after a period of five years measured from the date of grant. In the case of ISO, if the aggregate fair market value of the shares subject to the option (as determined on the date of grant of such option) that becomes exercisable during a calendar year exceeds $100,000, then such option shall be treated as a NQSO to the extent such $100,000 limitation is exceeded.
•	Restricted stock may be granted to any eligible individual and made subject to such restrictions as may be determined by the administrator. Restricted stock, typically, may be forfeited for no consideration or repurchased by us at the original purchase price if the conditions or restrictions on vesting are not met. In general, restricted stock may not be sold, or otherwise transferred, until restrictions are removed or expire. Purchasers of restricted stock, unlike recipients of options, have voting rights and the right to receive dividends, if any, prior to the time when the restrictions lapse.

Change of control

In the event of a change of control, the administrator may, in its sole discretion, accelerate vesting of awards issued under the Incentive Plan such that 100% of such award may become vested and exercisable. Additionally, the administrator will have complete discretion to structure one or more awards under the Incentive Plan to provide that such awards will become vested and exercisable on an accelerated basis. The administrator may also make appropriate adjustments to awards under the Incentive Plan and is authorized to provide for the acceleration, termination, assumption, substitution, or conversion of such awards in the event of a change of control or certain other unusual or nonrecurring events or transactions. Under the Incentive Plan, a change of control is generally defined as:

•	the transfer or exchange in a single or series of related transactions by our stockholders of more than 50% of our voting securities to a person or group;
•	a change in the composition of our board of directors over a two-year period such that 50% or more of the members of the Board were elected through one or more contested elections;
•	a merger, consolidation, reorganization, or business combination in which Global Eagle is involved, directly or indirectly, other than a merger, consolidation, reorganization, or business combination which results in our outstanding voting securities immediately before the transaction continuing to represent a majority of the voting power of the acquiring company’s outstanding voting securities and after which no person or group beneficially owns 50% or more of the outstanding voting securities of the surviving entity immediately after the transaction;
•	the sale, exchange, or transfer of all or substantially all of our assets; or
•	stockholder approval of our liquidation or dissolution.

Adjustments of awards

In the event of any stock dividend, stock split, extraordinary cash dividend, combination or exchange of shares, merger, consolidation, spin-off, recapitalization, distribution of our assets to stockholders, or any other corporate event affecting the number of outstanding shares of our common stock or the share price of our common stock that would require adjustments to the Incentive Plan or any awards under the Incentive Plan in order to prevent the dilution or enlargement of the potential benefits intended to be made available thereunder, the administrator will be required to make appropriate, proportionate adjustments to:

•	the aggregate number and type of shares subject to the Incentive Plan;

•	the terms and conditions of outstanding awards (including, without limitation, any applicable performance targets or criteria with respect to such awards);
•	the grant or exercise price per share of, and the aggregate number of shares subject to, any outstanding awards under the Incentive Plan; and
•	the performance goals pertaining to an award.

Amendment and termination

Our board of directors or the compensation committee (with board approval) may terminate, amend, or modify the Incentive Plan at any time and from time-to-time. However, we must generally obtain stockholder approval:

•	to increase the number of shares available under the Incentive Plan (other than in connection with certain corporate events, as described above);
•	to expand the group of participants under the Incentive Plan;
•	to diminish the protections afforded by the Incentive Plan with regard to decreasing the exercise price for options or otherwise materially change the vesting or performance requirements of an award; or
•	to the extent required by applicable law, rule, or regulation (including any applicable stock exchange rule).

Notwithstanding the foregoing, no option may be amended to reduce the per share exercise price below the per share exercise price of such option on the grant date and no options may be granted in exchange for, or in connection with, the cancellation or surrender of options having a higher per share exercise price without receiving additional stockholder approval.

Expiration date

The Incentive Plan will expire on, and no option or other award may be granted pursuant to the Incentive Plan after, ten years after the effective date of the Incentive Plan. Any award that is outstanding on the expiration date of the Incentive Plan will remain in force according to the terms of the Incentive Plan and the applicable award agreement.

Securities laws and federal income taxes

The Incentive Plan is designed to comply with certain securities and federal tax laws, including as follows:

•	Securities laws. The Incentive Plan is intended to conform to all provisions of the Securities Act of 1933, or the Securities Act, and the Exchange Act and any and all regulations and rules promulgated by the SEC thereunder, including, without limitation, Rule 16b-3. The Incentive Plan is administered, and options are granted and may be exercised, only in such a manner as to conform to such laws, rules, and regulations.
•	Section 409A of the Internal Revenue Code. Certain awards under the Incentive Plan may be considered “nonqualified deferred compensation” for purposes of Section 409A of the Internal Revenue Code, which imposes certain additional requirements regarding the payment of deferred compensation. Generally, if at any time during a taxable year a nonqualified deferred compensation plan fails to meet the requirements of Section 409A, or is not operated in accordance with those requirements, all amounts deferred under such plan and all other equity incentive plans for the taxable year and all preceding taxable years, by any participant with respect to whom the failure relates, are includible in gross income for the taxable year to the extent not subject to a substantial risk of forfeiture and not previously included in gross income. If a deferred amount is required to be included in income under Section 409A, the amount also is subject to interest and an additional income tax. The interest imposed is equal to the interest at the underpayment rate plus one percentage point, imposed on the underpayments that would have occurred had the compensation been includible in income for the taxable year when first deferred, or if later, when not subject to a substantial risk of forfeiture. The additional federal income tax is equal to 20% of the compensation required to be included in gross income. In addition, certain states, including California, have laws similar to Section 409A, which impose additional state penalty taxes on such compensation.
•	Section 162(m) of the Internal Revenue Code. In general, under Section 162(m) of the Internal Revenue Code, income tax deductions of publicly-held corporations may be limited to the extent total compensation (including, but not limited to, base salary, special bonus, and income attributable to stock option exercises and other non-qualified benefits) for certain executive officers exceeds $1,000,000 (less the amount of any “excess parachute payments” as defined in Section 280G of the Internal Revenue Code) in any taxable year of the corporation. However, under Section 162(m), the deduction limit does not apply to certain “performance-based compensation” established by an independent compensation committee that is adequately disclosed to, and approved by, stockholders. In particular, stock options granted pursuant to the Incentive Plan will satisfy the “performance-based compensation” exception if the awards are made by a qualifying compensation committee, the Incentive Plan sets the maximum number of shares that can be granted to any person within a specified period, and the compensation is based solely on an increase in the stock price after the grant date. Specifically, the option exercise price must be equal to or greater than the fair market value of the stock subject to the award on the grant date.

We have attempted to structure the Incentive Plan in such a manner that the compensation attributable to stock options and other performance-based awards which meet the other requirements of Section 162(m) will not be subject to the $1,000,000 limitation. We have not, however, requested a ruling from the IRS or an opinion of counsel regarding this issue. In addition, the compensation committee has the discretion to make awards that do not qualify as performance-based compensation.

We intend to file with the SEC a registration statement on Form S-8 covering the shares of our common stock issuable under the Incentive Plan, as amended by the proposed Amendment.

Federal income tax consequences

The material U.S. federal income tax consequences of the grant and exercise of awards, based on the current provisions of the Code and regulations, are as follows. Changes to these laws could alter the tax consequences described below. This summary assumes that all awards granted under the Incentive Plan are exempt from or comply with the rules under Section 409A of the Code relating to nonqualified deferred compensation. In addition to being subject to the federal income tax consequences described below, a participant may also be subject to foreign, state and local income or other tax consequences in the jurisdiction in which he works and/or resides.

For tax purposes, the value of the shares may be equal to the fair market value of the shares as determined by the compensation committee pursuant to the terms of the Incentive Plan or determined in any other manner established by the Internal Revenue Service.

The company receives a deduction for federal income tax purposes on the ordinary income earned by participants when they exercise an option or vest in any other award.

Stock Options

The grant of an option will have no tax consequences to the grantee or to the company. Upon the exercise of an NQSO, the grantee will recognize income at ordinary income rates equal to the excess of the acquired shares’ fair market value on the exercise date over the exercise price, and the company will generally be entitled to a tax deduction in the same amount.

In general, upon the exercise of an ISO, the grantee will not recognize income and the company will not be entitled to a tax deduction. However, the excess of the acquired shares’ fair market value on the exercise date over the exercise price is included in the employee’s income for purposes of the alternative minimum tax.

Sale of Shares

When a grantee sells shares received upon exercise of an NQSO, the grantee will recognize capital gain or loss equal to the difference between the sale proceeds and the grantee’s basis in the shares. In general, the basis in the shares is the amount of ordinary income recognized upon receipt of the shares in connection with the option exercise plus any amount paid for the shares.

When a grantee disposes of shares acquired upon the exercise of an ISO, the difference between the amount realized by the grantee and the exercise price will generally constitute a capital gain or loss, as the case may be, and the company will not be entitled to a deduction. However, if the grantee does not hold these shares for more than one year after exercising the ISO and for more than two years after the grant of the ISO, then: (1) the excess of the fair market value of the shares acquired upon exercise on the exercise date over the exercise price will generally be treated as ordinary income for the grantee; (2) the difference between the sale proceeds and the shares’ fair market value on the exercise date will be treated as a capital gain or loss for the grantee; and (3) the company will generally be entitled to a tax deduction equal to the amount of ordinary income recognized by the grantee.

Restricted Stock

A grantee who is granted a restricted stock award will not be taxed upon the receipt of such shares so long as the interest in such shares is subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code. Upon lapse or release of the restrictions, the grantee will be taxed at ordinary income tax rates on an amount equal to the current fair market value of the shares. Any awards that are not subject to a substantial risk of forfeiture will be taxed at the time of grant. The basis of restricted shares held after lapse or release of the restrictions will be equal to their fair market value on the date of lapse or termination of restrictions, and upon subsequent disposition any further gain or loss will be long-term or short-term capital gain or loss, depending upon the length of time the shares are held. If the restricted shares are subject to a substantial risk of forfeiture, the grantee may elect to be taxed at ordinary income tax rates on the full fair market value of the restricted shares at the time of transfer. If the election is made, the basis of the shares so acquired will be equal to the fair market value at the time of transfer. If the election is made, no tax will be payable upon the subsequent lapse or release of the restrictions, and any gain or loss upon disposition will be a capital gain or loss.

Transfer of Stock Options

In certain cases, NQSOs may be transferable by gift to or for the benefit of a family member. At the time the transferee exercises the option, the recipient will recognize ordinary income and will remain solely responsible for the same income, employment and withholding taxes as would have been applicable if the option had not been transferred and had been exercised by such recipient.

The Internal Revenue Service published a Revenue Ruling in 1998 relating to the gift tax consequences of transfers of compensatory stock options, such as those issued under the Plan. The ruling distinguishes the treatment of stock option rights that are vested at the time of transfer from those that are not yet vested (i.e., the exercise of which remain conditioned on the performance of services by the optionee). Under this ruling, only transfers of stock option rights that are vested at the time of transfer will be treated as completed gifts subject to gift tax at the time of transfer. Accordingly, under this ruling, if an optionee transfers stock option rights that are not vested at the time of transfer, the gift will be considered complete only at such time as the option becomes vested, and the amount of the gift tax, which is imposed on the optionee, will be computed based on the value of the option at the time it vests and is treated as a completed gift. The Internal Revenue Service has also published safe-harbor guidelines for determining the value of a transferred option for gift tax purposes.

The tax issues relating to transferring an option are complex, and a tax advisor and estate planning advisor should be consulted prior to transferring an option.

The discussion set forth above is intended only as a summary and does not purport to be a complete enumeration or analysis of all potential tax effects of Awards under the Incentive Plan. Among other items, such discussion does not address tax consequences arising under the law of any state, locality or foreign jurisdiction. Such discussion is for general information only and does not apply to the specific facts or circumstances that may apply to a particular Award recipient. Accordingly, each participant is urged to consult his or her personal tax advisor to determine the specific tax consequences to him or her of the Incentive Plan and any award granted under the Incentive Plan.

New Plan Benefits

Grants under the Incentive Plan will be made at the discretion of the compensation committee. The future grants under the Incentive Plan are not yet determinable. The value of the awards granted under the Incentive Plan depend on a number of factors, including the fair market value of our common stock, the exercise decisions made by the participants, and the extent to which any applicable performance goals necessary for vesting or payment are achieved. The closing price of our common stock as reported on the NASDAQ Capital Market on November 27, 2013 was $15.20.

Vote Required for Approval

In order to be approved, the Proposal will require an affirmative vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the special meeting of stockholders and entitled to vote on the Proposal.

Recommendation of the Board

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE GLOBAL EAGLE ENTERTAINMENT INC. 2013 EQUITY INCENTIVE PLAN.

Revoking Your Proxy

After you have submitted a proxy, you may change your vote at any time before the proxy is exercised by submitting a notice of revocation or a proxy bearing a later date. Whether or not you vote using a traditional proxy card, through the Internet or by telephone, you may use any of those three methods to change your vote. Accordingly, you may change your vote either by submitting a proxy card prior to or at the special meeting of stockholders or by voting again before 11:59 p.m., Pacific Time, on December 18, 2013, the time at which the Internet and telephone voting facilities close. The later submitted vote will be recorded and the earlier vote revoked. You also may revoke your proxy by sending a notice of revocation to our Secretary, Michael Pigott, which must be received prior to the special meeting of stockholders.

Appraisal Rights

There are no appraisal rights available to our stockholders in connection with the Proposal.

PROPOSAL 2 — ADJOURNMENT OF SPECIAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IN FAVOR OF PROPOSAL 1

At the special meeting of stockholders and any adjournment or postponement thereof, our stockholders may be asked to consider and vote upon a proposal to adjourn the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal 1.

We will only present this Proposal for a vote at the special meeting of stockholders if there are insufficient votes in favor of Proposal 1.

Vote Required for Approval

If presented to our stockholders, in order to be approved, the Proposal will require an affirmative vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the special meeting of stockholders and entitled to vote on the Proposal.

Recommendation of our Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” ANY PROPOSAL TO ADJOURN THE SPECIAL MEETING OF STOCKHOLDERS, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IN FAVOR OF PROPOSAL 1.

REPORT OF THE COMPENSATION COMMITTEE

The compensation committee of the board of directors has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement. Based on that review and discussion, the members of the compensation committee identified below recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

Members of the Compensation Committee

Harry E. Sloan, Chairman
Jeff Sagansky
Jeffrey A. Leddy
Robert W. Reding

EXECUTIVE COMPENSATION

Prior to January 31, 2013, we were a special purpose acquisition company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. On January 31, 2013, we completed a business combination whereby we acquired Row 44, Inc. (“Row 44”) and 86% of Advanced Inflight Alliance AG (“AIA”). We refer to this transaction as the “Business Combination”. The number of shares of our common stock beneficially owned by certain former shareholders of Row 44 and AIA as of November 22, 2013 is included in the table on page 14 under “Common Stock Ownership of Officers, Directors and Significant Stockholders.” Under applicable SEC rules, we are required to present compensation information for each of the company’s past three fiscal years. As we were formed on February 2, 2011, presented below is compensation information for our fiscal years 2012 and 2011.

Compensation Discussion and Analysis

Other than as described below, none of our executive officers or directors received any cash compensation for services rendered through December 31, 2012. Other than the $10,000 per month fee to Roscomare Ltd. and the $15,000 per month fee to Mr. Graf described below, no compensation of any kind, including finder’s and consulting fees, was paid to our executive officers and directors, or any of their respective affiliates, for services rendered prior to or in connection with the consummation of the Business Combination. However, these individuals were reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations.

Summary Compensation Table

The following table sets forth information regarding compensation earned by the company’s named executive officers during the fiscal years ended December 31, 2012 and 2011.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Harry E. Sloan(1) Chief Executive Officer	2012	—	—	—	—	120,000	120,000
	2011	—	—	—	—	65,000	65,000
James A. Graf(2) Chief Financial Officer	2012	—	—	—	—	180,000	180,000
	2011	—	—	—	—	97,500	97,500

(1)	Mr. Sloan served as our Chief Executive Officer and Chairman of the Board until the consummation of the Business Combination on January 31, 2013 and currently serves as our director. Commencing on May 13, 2011 through the consummation of the Business Combination, we were obligated to pay Roscomare Ltd., an entity controlled by Mr. Sloan, a total of $10,000 per month for office space and administrative services, including secretarial support. This arrangement was agreed to by Mr. Sloan for our benefit and was not intended to provide Mr. Sloan compensation in lieu of a salary. We believe that such fees were at least as favorable as we could have obtained from an unaffiliated third party for such services. These payments were not regarded as compensation.
(2)	Mr. Graf served as our Chief Financial Officer until the consummation of the Business Combination on January 31, 2013 and currently serves as our special advisor. The amounts paid to Mr. Graf in 2011 and 2012 were for the consulting services he provided to the company prior to the Business Combination. These payments were not regarded as compensation.

Compensation Committee Interlocks and Insider Participation

As of December 31, 2012, we did not have a compensation committee of our board of directors or any board committee performing similar functions. There was no salary, fees or other compensation being paid to our officers or directors prior to our Business Combination other than as disclosed in this proxy statement.

COMMON STOCK OWNERSHIP OF OFFICERS, DIRECTORS
AND SIGNIFICANT STOCKHOLDERS

The following table sets forth information known to the company regarding beneficial ownership of shares of common stock of the company and shares of non-voting common stock of the company as of November 22, 2013, by:

•	each person who is the beneficial owner of more than 5% of the outstanding shares of common stock of the company;
•	each of the company’s executive officers and directors; and
•	all executive officers and directors of the company as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.

Beneficial ownership of common stock of the company is based on 38,514,808 shares of common stock of the company issued and outstanding as of November 22, 2013 (excluding 3,053,634 shares of common stock held by AIA, our majority-owned subsidiary). Beneficial ownership of the common stock together with non-voting common stock is based on 57,633,041 shares of capital stock of the company issued and outstanding as of November 22, 2013, consisting of 38,514,808 shares of common stock and 19,118,233 shares of non-voting common stock.

Name and Address of Beneficial Owner(1)	Number of Shares of Common Stock	Percent of Outstanding Common Stock	Number of Shares of Common and Non-Voting Common Stock	Percent of Outstanding Common and Non-Voting Common Stock
Harry E. Sloan(2)(3)(4)	9,407,410	21.5%	9,407,410	15.0%
PAR Investment Partners, L.P.(5)	9,374,751	24.0%	28,492,984	49.0%
Putnam Investments, LLC(6)	6,832,412	17.7%	6,832,412	11.9%
Jeff Sagansky(2)(4)(7)	5,887,409	14.6%	5,887,409	9.9%
Global Eagle Acquisition LLC(2)	4,114,909	10.7%	4,114,909	7.1%
Wellington Management Company, LLP(8)	3,746,555	9.7%	3,746,555	6.5%
Berylson Capital Partners, LLC(9)	2,463,230	6.1%	2,463,230	4.3%
GLG Partners LP(10)	2,434,955	6.1%	2,434,955	4.1%
BMO Financial Corp.(11)	2,331,593	6.1%	2,331,593	4.0%
John LaValle	217,022	*	217,022	*
David M. Davis	19,091	*	19,091	*
Edward L. Shapiro(4)(5)	12,500	*	12,500	*
Jeffrey A. Leddy(4)	12,500	*	12,500	*
Jeffrey E. Epstein(4)	12,500	*	12,500	*
Robert W. Reding(4)	12,500	*	12,500	*
Louis Bélanger-Martin(12)	8,333	*	8,333	*
All executive officers and directors as a group (9 individuals)	11,467,112	25.1%	11,467,112	17.7%

*	Less than 1%
(1)	Unless otherwise indicated, the business address of each individual is 4353 Park Terrace Drive, Westlake Village, California 91361.

(2)	Includes 4,114,909 shares of common stock held by Global Eagle Acquisition LLC (“GE Acquisition”) that may be deemed to be beneficially owned by GE Acquisition, Harry E. Sloan and Jeff Sagansky. Messrs. Sloan, Sagansky and Graf are members of GE Acquisition and Messrs. Sloan and Sagansky have voting and dispositive control of the shares of common stock of the company held by GE Acquisition. Each of Messrs. Sloan, Sagansky and Graf disclaim beneficial ownership of these shares except to the extent of his pecuniary interest therein. Also includes 926,463 shares of common stock of the company that are subject to forfeiture by GE Acquisition on January 31, 2016 in the event that the last sales price of common stock of the company does not equal or exceed $13.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period within 36 months following the completion of the Business Combination.
(3)	Includes 5,280,001 shares of common stock of the company underlying currently exercisable warrants (“Sponsor Warrants”). The Sponsor Warrants have an exercise price of $11.50 per share and expire on January 31, 2018.
(4)	Includes options to purchase 12,500 shares of common stock of the company that have vested or will vest within 60 days and that were granted in February 2013 to our non-employee directors in connection with the Business Combination. The initial grant to each board member consisted of options to purchase 25,000 shares of common stock of the company. The options vest with respect to 1/24th of their underlying shares per month beginning on February 1, 2013 ratably over two years until fully vested. Except as otherwise provided in the option grant agreement between the company and the option holder, these stock options expire on February 19, 2023.
(5)	Includes 509,512 shares of common stock underlying warrants currently exercisable for shares of common stock of the company as result of the assumption by the company of certain Row 44 warrants in the Business Combination. Excludes 985,027 shares of common stock held in escrow to secure (A) any post-closing purchase price adjustment due to the company from Row 44 pursuant to the terms of the agreement pursuant to which we acquired Row 44 (the “Row 44 Merger Agreement”) and (B) Row 44's indemnification obligations under the Row 44 Merger Agreement. All shares are held directly by PAR. PAR Capital Management, Inc. (“PCM”), as the general partner of PAR Group, L.P., which is the general partner of PAR, has investment discretion and voting control over shares held by PAR. No stockholder, director, officer or employee of PCM has beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of any shares held by PAR. The shares held by PAR are part of a portfolio managed by Edward L. Shapiro. As an employee of PCM, Mr. Shapiro has the authority to make investment decisions with respect to shares of capital stock of the company held by PAR. The address of PAR is One International Place, Suite 2401, Boston, MA 02110.
(6)	Putnam Investment Management, LLC (“PIM”) is the investment manager to Putnam Capital Spectrum Fund (“Capital Spectrum”) and Putnam Equity Spectrum Fund (“Equity Spectrum”), both series of Putnam Funds Trust, a Massachusetts business trust. Capital Spectrum owns 3,100,296 shares of common stock of the Company, including 859,187 shares that are issuable upon the exercise of warrants. Equity Spectrum owns 3,732,116 shares of common stock of the company, including 351,253 shares that are issuable upon the exercise of warrants. PIM has investment power over the shares reported herein, but voting power over the shares is held by the trustees of Capital Spectrum and Equity Spectrum. The Company has entered into a Voting Rights Waiver Agreement (the “Voting Rights Waiver Agreement”) with PIM pursuant to which PIM, Capital Spectrum and Equity Spectrum and certain affiliated persons and entities (the “Other Putnam Investors”) agreed to waive all voting rights that they may have in respect of any voting securities issued by the Company that exceed, in the aggregate, 4.99% of the total voting rights exercisable by the company’s outstanding voting securities. The Voting Rights Waiver Agreement provides that any voting rights waived by PIM, Capital Spectrum, Equity Spectrum or the Other Putnam Investors will be apportioned among those parties on a pro rata basis based upon their relative holdings of the company’s voting securities. The Voting Rights Waiver Agreement will expire at the time that Capital Spectrum, Equity Spectrum and all Other Putnam Investors that are investment companies registered under the Investment Company Act of 1940, as amended, no longer own any of the company’s voting common stock, at which time the remaining Other Putnam Investors will be entitled to any and all voting rights pertaining to their voting securities. The business address of PIM, Capital Spectrum and Equity Spectrum is One Post Office Square, Boston, MA 02109.
(7)	Includes Sponsor Warrants currently exercisable for 1,760,000 shares of common stock.

(8)	Based on Schedule 13D/A filed with the SEC on November 14, 2013, on behalf of Wellington Management Company, LLP, Wellington Hedge Management, LLC and Wellington Hedge Administrator, LLC, includes 257,058 shares of common stock underlying warrants exercisable for shares of common stock of the company as a result of the assumption by the company of certain Row 44 warrants in the Business Combination. Excludes (i) 536,231 shares of common stock held in escrow, registered in the name of the escrow agent, to secure (A) any post-closing purchase price adjustment due to the company from Row 44 pursuant to the terms of the Row 44 Merger Agreement and (B) Row 44's indemnification obligations under the Row 44 Merger Agreement. Includes 151,034 shares of common stock issued in the Business Combination and held in escrow, registered in the name of the escrow agent, pursuant to an agreement between Wellington Management Company, LLP (“Wellington Management”), certain affiliates of Wellington Management and certain client accounts of Wellington Management (collectively, the “Wellington Entities”) and the company, pursuant to which the Wellington Entities expressly disclaimed and relinquished any right to exercise voting power or investment power with respect to any shares of common stock issued in the Business Combination to the extent (but only to the extent) that ownership of such shares would otherwise cause any Wellington Entity to beneficially own in excess of 9.9% of the company's voting common stock. None of the Wellington Entities have voting power or investment power with respect to such excluded shares. Wellington Management is an investment adviser registered under the Investment Advisers Act of 1940. Wellington Management, in such capacity, may be deemed to share beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act), over the shares held by its client accounts. The address for Wellington Management is 280 Congress Street, Boston, MA 02210.
(9)	Based on a Schedule 13G filed with the SEC on July 1, 2013 on behalf of Berylson Capital Partners, LLC (“Berylson Capital”), Berylson Master Fund, LP (“Berlyson Master”) and James Berylson, includes 2,112,830 shares of common stock issuable upon the exercise of warrants held by Berylson Master. Berylson Capital is the investment manager of Berylson Master, and Mr. Berylson is the sole owner and managing member of Berylson Capital. Berylson Master, Berylson Capital, and Mr. Berylson share voting and investment power with respect to the shares reported herein. The address for Berylson Master, Berylson Capital and Mr. Berylson is c/o Berylson Capital Partners, LLC, 33 Arch Street, Suite 3100, Boston, MA 02110.
(10)	Based on a Schedule 13G filed with the SEC on February 14, 2013 on behalf of Interfund Equity USA (“USA Fund”), GLG Partners, LP, (the “Investment Manager”), and GLG Partners Limited (the “General Partner”), USA Fund beneficially owns 1,194,674 shares of common stock of the company and 1,240,281 warrants exercisable for shares of common stock of the company, the Investment Manager beneficially owns 2,040,737 shares of common stock of the company and 2,094,600 warrants exercisable for shares of common stock of the company and the General Partner beneficially owns 2,040,737 shares of common stock of the company and 2,094,600 warrants exercisable for shares of common stock of the company. The warrants are subject to a 9.8% blocker and, therefore, the actual number of shares of common stock beneficially owned by the Investment Partner and General Partner, after giving effect to such blocker, is less than the number of shares of common stock reported in Rows (6), (8) and (9) of their Schedule 13G. The business address of this stockholder is c/o GLG Partners LP, 1 Curzon Street, London W1J 5HB United Kingdom.
(11)	Based on a Schedule 13G filed with the SEC on February 5, 2013 on behalf of BMO Financial Corp. (“BFC”); Bank of Montreal; BMO Harris Bank NA; BMO Asset Management Corp.; Stoker Ostler; BMO Nesbitt Burns Inc.; BMO Harris Investment Management Inc.; BMO Asset Management, Inc.; Sullivan, Bruyette, Speros, Blaney; BMO Harris Financial Advisors, Inc.; BMO Financial Products Corp.; BMO Investorline Inc.; Harris MyCFO; Bank of Montreal Ireland PLC; BMO Delaware Trust Company; American International Group; BMO Capital Markets Corp. (NY); Lloyd George Management; Marshall & Ilsley Trust Company, NA; North Star Trust Company; and Taplin Canida & Habacht LLC, BFC beneficially owns all of the 2,331,593 shares of common stock reported herein. BFC has sole voting power with respect to 2,276,082 of the shares reported herein and shared voting power with respect to 53,673 of the shares reported herein. BFC has sole investment power with respect to 2,323,896 of the shares reported herein and shared investment power with respect to 7,697 of the shares reported herein. The business address of this stockholder is 111 West Monroe Street, P.O. Box 755, Floor 2W, Chicago, IL 60690.
(12)	On October 2, 2013, the company granted 25,000 options to purchase shares of common stock of the company to Mr. Bélanger-Martin. The options vest with respect to 1/24th of underlying shares ratably on a monthly basis for two years following the date of grant.

OTHER MATTERS

Stockholder Proposals for the 2014 Annual Meeting of Stockholders

Proposals for Inclusion in the Proxy Statement for our Next Annual Meeting.  We anticipate that the date of our 2014 annual meeting of stockholders will be more than 30 days after the anniversary date of the previous year’s meeting. As a result, to be considered for inclusion in the proxy statement for our 2014 annual meeting of stockholders, stockholder proposals submitted in accordance with SEC Rule 14a-8 must be received at our executive offices within a reasonable time before we begin to print and mail our proxy materials. Proposals should be addressed to Michael Pigott, Vice President – Legal and Secretary, Global Eagle Entertainment Inc., 4353 Park Terrace Drive, Westlake Village, California 91361.

Proposals Submitted Outside the Processes of SEC Rule 14a-8.  Our bylaws require that any stockholder proposal (including a proposal to nominate a candidate for director) that is not submitted for inclusion in the proxy statement for our 2014 annual meeting of stockholders under SEC Rule 14a-8, but is instead sought to be presented directly at our 2014 annual meeting of stockholders, must be received at our principal executive offices not earlier than the opening of business on the 120th day before the meeting and not later than the later of (x) the close of business on the 90th day before the meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting is first made by the company. Proposals should be addressed to Michael Pigott, Vice President – Legal and Secretary, Global Eagle Entertainment Inc., 4353 Park Terrace Drive, Westlake Village, California 91361.

By order of the board of directors,

Michael Pigott
Vice President – Legal and Secretary

December 2, 2013

Appendix A

AMENDMENT TO THE

GLOBAL EAGLE ENTERTAINMENT INC. 2013 EQUITY INCENTIVE PLAN

WHEREAS, the Global Eagle Entertainment Inc. 2013 Equity Incentive Plan (the “Plan”), is sponsored by Global Eagle Entertainment Inc. (the “Company”); and

WHEREAS, the Plan is administered by the Committee (as defined in the Plan) pursuant to Section 3 of the Plan; and

WHEREAS, the Committee is authorized to amend the Plan pursuant to Section 10 of the Plan.

NOW THEREFORE, the Plan is amended as set forth below:

Effective as of and contingent upon stockholder approval, Section 6(a) of the Plan is amended by adding the following sentence at the end of Section 6(a):

“Effective as of [INSERT DATE OF STOCKHOLDER APPROVAL] an additional 2,500,000 Shares are reserved for issuance under the Plan. Subject to Section 6(b) and Section 12(a), all Shares reserved for issuance under the Plan may be issued as Incentive Stock Options.”

******

A-1

Appendix B

GLOBAL EAGLE ENTERTAINMENT INC.

2013 EQUITY INCENTIVE PLAN

1. Purpose and Effective Date.

(a) Purpose.  The Global Eagle Entertainment Inc. 2013 Equity Incentive Plan (the “Plan”) has several complementary purposes: (i) to promote the growth and success of Global Eagle Entertainment Inc. (the “Company”) by linking a significant portion of Participant compensation to the increase in value of the Company’s common stock, par value $0.0001 per share (the “Common Stock”); (ii) to attract and retain top quality, experienced executive officers and employees by offering a competitive incentive compensation program; (iii) to reward innovation and outstanding performance as important contributing factors to the Company 's growth and progress; (iv) to align the interests of executive officers, employees, Directors and Consultants with those of the Company’s shareholders by reinforcing the relationship between Participant rewards and shareholder gains obtained through the achievement by Plan Participants of short-term objectives and long-term goals; and (v) to encourage executive officers, employees, Directors and Consultants to obtain and maintain an equity interest in the Company.

(b) Effective Date.  The Plan will become effective, and Awards may be granted under the Plan, on and after the Effective Date; provided that any Awards granted prior to the date the Plan is approved by the Company’s shareholders shall be contingent on such approval.

2. Definitions.  Capitalized terms used but not otherwise defined in the Plan shall have the following meanings:

(a) “10% Stockholder” means an Participant who, as of the date that an Incentive Stock Option is granted to such individual, owns more than ten percent (10%) of the total combined voting power of all classes of capital stock then issued by the Company or a Subsidiary.

(b) “Affiliate” and “Associate” have the respective meanings ascribed to such terms in Rule 12b-2 under the Exchange Act. Notwithstanding the foregoing, for purposes of determining those individuals to whom an Option may be granted, the term “Affiliate” means any entity that, directly or through one or more intermediaries, is controlled by, controls, or is under common control with the Company within the meaning of Code Sections 414(b) or (c); provided that, in applying such provisions, the phrase “at least 20 percent” shall be used in place of “at least 80 percent” each place it appears therein.

(c) “Award” means a grant of Options or Restricted Stock.

(d) “Board” means the Board of Directors of the Company.

(e) “Cause” means, except as otherwise determined by the Committee and set forth in an Award agreement, such act or omission by a Participant as is determined by the Committee to constitute cause for termination, including but not limited to any of the following: (i) a material violation of any Company policy, including but not limited to any policy contained in the Company’s Code of Business Conduct and Ethics; (ii) embezzlement from, or theft of property belonging to, the Company or any Affiliate; (iii) willful failure to perform, or gross negligence in the performance of, assigned duties; or (iv) other intentional misconduct, whether related to employment or otherwise, which has, or has the potential to have, a material adverse effect on the business conducted by the Company or its Affiliates.

(f) “Change of Control” means (unless otherwise expressly provided in a particular Award, employment, and/or severance agreement) any of the following:

(i) a transaction or series of transactions (other than an offering of Common Stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its Subsidiaries, an employee benefit plan maintained by the Company or any of its Subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the

Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or

(ii) during any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in Section 2(f)(i) or Section 2(f)(iii)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(iii) the consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions, in each case other than a transaction:

(A) that results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

(B) after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section 2(f)(iii)(B) as beneficially owning 50% or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or

(iv) the Company’s shareholders approve a liquidation or dissolution of the Company.

Notwithstanding the foregoing, with respect to an Award that is considered deferred compensation subject to Code Section 409A, the definition of “Change of Control” shall be amended and interpreted in a manner that allows the definition to satisfy the requirements of a change of control under Code Section 409A solely for purposes of determining the timing of payment of such Award.

The Committee shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control of the Company has occurred pursuant to the above definition, and the date of the occurrence of such Change in Control and any incidental matters relating thereto.

(g) “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a specific provision of the Code includes any successor provision and the regulations promulgated under such provision.

(h) “Committee” means the Compensation Committee of the Board (or a successor committee with the same or similar authority).

(i) “Consultant” means a Person or entity rendering services to the Company or an Affiliate other than as an employee of any such entity or a Director.

(j) “Director” means a member of the Board.

(k) “Disability” means, except as otherwise determined by the Committee and set forth in an Award agreement: (i) with respect to an Incentive Stock Option, the meaning given in Code Section 22(e)(3),

and (ii) with respect to all other Awards, a physical or mental incapacity which qualifies an individual to collect a benefit under a long term disability plan maintained by the Company, or such similar mental or physical condition which the Committee may determine to be a disability, regardless of whether either the individual or the condition is covered by any such long term disability plan. The Committee shall make the determination of Disability and may request such evidence of Disability as it reasonably determines.

(l) “Effective Date” means the date of the consummation of the transactions contemplated pursuant to that certain Agreement and Plan of Merger and Reorganization, dated as of November 8, 2012, by and between the Company, EAGL Merger Sub Corp., a Delaware corporation, Row 44, Inc., a Delaware corporation, and PAR Investment Partners, L.P., a Delaware limited partnership.

(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended. Any reference to a specific provision of the Exchange Act includes any successor provision and the regulations and rules promulgated under such provision.

(n) “Fair Market Value” means, per Share on a particular date, unless otherwise specified by the Committee, the last sales price on such date on the NASDAQ Stock Market, as reported in The Wall Street Journal, or if no sales of Common Stock occur on the date in question, on the last preceding date on which there was a sale on such market. If the Shares are not listed on the NASDAQ Stock Market, but are traded on a national securities exchange or in another over-the-counter market, the last sales price (or, if there is no last sales price reported, the average of the closing bid and asked prices) for the Shares on the particular date, or on the last preceding date on which there was a sale of Shares on that exchange or market, will be used, unless otherwise specified by the Committee. If the Shares are neither listed on a national securities exchange nor traded in an over-the-counter market, the price determined by the Committee, in its discretion, will be used.

(o) “Incentive Stock Option” means an Option that meets the requirements of Code Section 422.

(p) “Non-Employee Director” means a Director who is not an employee of the Company or any Subsidiary.

(q) “Nonqualified Stock Option” means an Option that does not meet the requirements of Code Section 422.

(r) “Option” means the right to purchase Shares at a stated price for a specified period of time.

(s) “Participant” means an individual selected by the Committee to receive an Award.

(t) “Performance Goals” means any goals the Committee establishes that relate to one or more of the following with respect to the Company or any one or more of its Subsidiaries, Affiliates or other business units: net income; income from continuing operations; stockholder return; stock price appreciation; earnings per share (including diluted earnings per share); net operating profit (including after-tax); revenue growth; organic sales growth; return on equity; return on investment; return on invested capital (including after-tax); earnings before interest, taxes, depreciation and amortization; operating income; operating margin; market share; return on sales; asset reduction; cost reduction; return on equity; cash flow (including free cash flow); bookings; and new product releases. As to each Performance Goal, the relevant measurement of performance shall be computed in accordance with generally accepted accounting principles, if applicable; provided that, the Committee may, at the time of establishing the Performance Goal(s), exclude the effects of (i) extraordinary, unusual and/or non-recurring items of gain or loss, (ii) gains or losses on the disposition of a business, (iii) changes in tax regulations or laws, or (iv) the effect of a merger or acquisition. Notwithstanding the foregoing, the calculation of any Performance Goal established for purposes of an Award shall be made without regard to changes in accounting methods used by the Company or in accounting standards that may be required by the Financial Accounting Standards Board after a Performance Goal relative to an Award is established and prior to the time the compensation earned by reason of the achievement of the relevant Performance Goal is paid to the Participant. In the case of Awards that the Committee determines will not be considered “performance-based compensation” under Code Section 162(m), the Committee may establish other Performance Goals not listed in the Plan. Where applicable, the Performance Goals may be expressed, without limitation, in terms of attaining a specified level of the particular criterion or the attainment of an increase or decrease (expressed as absolute numbers or a percentage) in the particular criterion or achievement in relation to a peer group or other index. The Performance Goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be paid (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur).

(u) “Person” has the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof.

(v) “Restriction Period” means the length of time established relative to an Award during which (i) the Participant cannot sell, assign, transfer, pledge or otherwise encumber the Common Stock subject to such Award or during which the Common Stock are subject to vesting or a right of repurchase in favor of the Company and (ii) at the end of which the Participant obtains an unrestricted right to such Common Stock.

(w) “Restricted Stock” means a Share that is subject to a risk of forfeiture or restrictions on transfer, or both a risk of forfeiture and restrictions on transfer.

(x) “Section 16 Participants” means Participants who are subject to the provisions of Section 16 of the Exchange Act.

(y) “Share” means a share of Common Stock.

(z) “Subsidiary” means any corporation or limited liability company (except that is treated as a partnership for U.S. income tax purposes) in an unbroken chain of entities beginning with the Company if each of the entities (other than the last entity in the chain) owns stock or equity interests possessing more than fifty percent (50%) of the total combined voting power of all classes of stock or equity interests in one of the other entities in the chain.

3. Administration.

(a) Committee Administration.  The Committee shall administer the Plan. In addition to the authority specifically granted to the Committee in the Plan, the Committee has full discretionary authority to administer the Plan, including but not limited to the authority to: (i) interpret the provisions of the Plan; (ii) prescribe, amend and rescind rules and regulations relating to the Plan; (iii) correct any defect, supply any omission, or reconcile any inconsistency in any Award or agreement covering an Award in the manner and to the extent it deems desirable to carry the Plan into effect; and (iv) make all other determinations necessary or advisable for the administration of the Plan. All Committee determinations are final and binding.

Notwithstanding the above statement or any other provision of the Plan, once established, the Committee shall have no discretion to increase the amount of compensation payable under an Award that is intended to be performance-based compensation under Code Section 162(m), although the Committee may decrease the amount of compensation a Participant may earn under such an Award. Any action by the Committee to accelerate or otherwise amend an Award for reasons other than retirement, death, Disability or a termination by the Company without Cause, or in connection with a Change of Control, shall include application of a commercially reasonable discount to the compensation otherwise payable to reflect the value of the accelerated payment.

(b) Delegation to Other Committees or Officers.  To the extent applicable law permits, the Board may delegate to another committee of the Board or the Committee may delegate to one or more officers of the Company, any or all of the authority and responsibility of the Committee; provided that no such delegation is permitted with respect to Awards made to Section 16 Participants at the time any such delegated authority or responsibility is exercised. The Board may also delegate to another committee of the Board consisting entirely of Non-Employee Directors any or all of the authority and responsibility of the Committee with respect to individuals who are Section 16 Participants or relating to an Award intended by the Company to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code.

(c) In addition, the Board may reserve for itself any and all authority or responsibility previously delegated to any Committee. If the Board or the Committee has made such a delegation, then all references to the Committee in the Plan include the Board, such other committee, or one or more officers to the extent of such delegation.

Notwithstanding anything contained herein to the contrary, only the full Board shall have the authority to administer the Plan with respect to Awards granted to Non-Employee Directors.

(d) Indemnification.  The Company will indemnify and hold harmless each member of the Board and the Committee, and each officer or member of any other committee to whom a delegation under Section 3(b) has been made, as to any acts or omissions with respect to the Plan or any Award to the maximum extent that the law and the Company’s By-Laws permit.

4. Eligibility.  The Committee may designate any of the following as a Participant from time to time, to the extent of the Committee’s authority: any executive officer, employee, Consultant or Director of the Company or any Subsidiary. The Committee’s granting of an Award to a Participant will not require the Committee to grant an Award to such individual at any future time. The Committee’s granting of a particular type of Award to a Participant will not require the Committee to grant any other type of Award to such individual.

5. Types of Awards.  Subject to the terms of the Plan, the Committee may grant any type of Award to any Participant it selects; provided, however that only executive officers and employees of the Company or a Subsidiary may receive grants of Incentive Stock Options. Awards may be granted alone or in addition to, in tandem with, or in substitution for, any other Award (or any other award granted under another equity compensation plan of the Company or any Affiliate).

6. Shares Reserved under the Plan.

(a) Plan Reserve.  Subject to adjustment as provided in Section 12, an aggregate of 5,000,000 Shares are reserved for issuance under the Plan. Effective as of December 19, 2013 an additional 2,500,000 Shares are reserved for issuance under the Plan. Subject to Section 6(b) and Section 12(a), all Shares reserved for issuance under the Plan may be issued as Incentive Stock Options.

(b) Replenishment of Shares Under the Plan.  The number of Shares reserved for issuance under the Plan shall be reduced only by the number of Shares actually delivered in payment or settlement of Awards. If Shares are forfeited under an Award, or if Shares are issued under any Award and the Company subsequently reacquires them pursuant to rights reserved upon the issuance of the Shares, or if previously owned Shares are delivered to the Company in payment of the exercise price or withholding taxes of an Award, then such Shares may again be used for new Awards under the Plan under Section 6(a), but such Shares may not be issued pursuant to an Incentive Stock Option.

(c) Limitation on Number of Shares Subject to Awards.  Notwithstanding any provision in the Plan to the contrary, and subject to Section 12(a), the maximum number of Shares with respect to one or more Awards that may be granted to (or where the value of the Award is based on the Fair Market Value of the Shares, is with respect to) any one Participant during any calendar year shall be 1,500,000.

7. Options.  Subject to the terms of the Plan, the Committee will determine all terms and conditions of each Option, including but not limited to:

(a) Whether the Option is an Incentive Stock Option or a Nonqualified Stock Option;

(b) The number of Shares subject to the Option;

(c) The date of grant, which may not be prior to the date of the Committee’s approval of the grant;

(d) The exercise price, which may not be less than the Fair Market Value of the Shares subject to the Option as determined on the date of grant; provided that an Incentive Stock Option granted to a 10%

Stockholder must have an exercise price at least equal to 110% of the Fair Market Value of the Shares subject to the Option as determined on the date of grant;

(e) The terms and conditions of exercise; provided, however, that, if the aggregate Fair Market Value of the Shares subject to the Option (as determined on the date of grant of such Option) that becomes exercisable during a calendar year exceeds $100,000, then such Option shall be treated as a Nonqualified Stock Option to the extent such $100,000 limitation is exceeded; and

(f) The term of the Option; provided, however, that each Option must terminate no later than ten (10) years after the date of grant and each Incentive Stock Option granted to a 10% Stockholder must terminate no later than five (5) years after the date of grant.

In all other respects, the terms of any Incentive Stock Option should comply with the provisions of Code Section 422 except to the extent the Committee determines otherwise. If an Option that is intended to be an Incentive Stock Option fails to meet the requirements thereof, the Option shall automatically be treated as a Nonqualified Stock Option to the extent of such failure.

Subject to the terms and conditions of the Award, vested Options may be exercised, in whole or in part, by giving notice of exercise to the Company in such manner as the Company may prescribe. This notice must be accompanied by payment in full of the exercise price in cash or by use of such other instrument as the Committee may agree to accept.

Payment of the exercise price, applicable withholding taxes due upon exercise of the Option, or both may be made in the form of Common Stock already owned by the Participant, which Common Stock shall be valued at Fair Market Value on the date the Option is exercised. A Participant who elects to make payment in Common Stock may not transfer fractional shares or shares of Common Stock with an aggregate Fair Market Value in excess of the Option exercise price plus applicable withholding taxes. A Participant need not present stock certificates when making a payment in Common Stock, so long as other satisfactory proof of ownership of the Common Stock tendered is provided (e.g., attestation of ownership of a sufficient number of shares of Common Stock to pay the exercise price). The Committee shall have the discretion to authorize or accept payment by other forms or methods or to establish a cashless exercise program, all within such limitations as may be imposed by the Plan or any applicable law.

8. Restricted Stock Awards.  Subject to the terms of the Plan, the Committee will determine all terms and conditions of each Award of Restricted Stock, including but not limited to:

(a) The number of Shares and/or units to which such Award relates;

(b) Whether, as a condition for the Participant to realize all or a portion of the benefit provided under the Award, one or more Performance Goals must be achieved during such period as the Committee specifies; and

(c) The Restriction Period with respect to Restricted Stock.

During the Restriction Period, the Participant shall have all of the rights of a shareholder with respect to the Restricted Stock, including the right to vote such Restricted Stock and, unless the Committee shall otherwise provide, the right to receive dividends paid with respect to such Restricted Stock.

Except as otherwise provided in the Plan, at such time as all restrictions applicable to an Award of Restricted Stock and the Restriction Period expires, ownership of the Common Stock subject to such restrictions shall be transferred to the Participant free of all restrictions except those that may be imposed by applicable law.

9. Transferability.

(a) Restrictions on Transfer.  Awards are not transferable other than by will or the laws of descent and distribution, unless and to the extent the Committee allows a Participant to designate in writing a beneficiary to exercise the Award or receive payment under an Award after the Participant’s death or transfer an Award as provided in Section 9(b).

(b) Permitted Transfers.  If allowed by the Committee, a Participant may transfer the ownership of some or all of the vested or earned Awards granted to such Participant, other than Incentive Stock Options to (i) the spouse, children or grandchildren of such Participant (the “Family Members”), (ii) a trust or trusts established for the exclusive benefit of such Family Members, or (iii) a partnership in which such Family Members are the only partners. Notwithstanding the foregoing, vested or earned Awards may be transferred without the Committee’s pre-approval if the transfer is made incident to a divorce as required pursuant to the terms of a “domestic relations order” as defined in Section 414(p) of the Code; provided that no such transfer will be allowed with respect to Incentive Stock Options if such transferability is not permitted by Code Section 422. Any such transfer shall be without consideration and shall be irrevocable. No Award so transferred may be subsequently transferred, except by will or applicable laws of descent and distribution. The Committee may create additional conditions and requirements applicable to the transfer of Awards. Following the allowable transfer of a vested Option, such Option shall continue to be subject to the same terms and conditions as were applicable to the Option immediately prior to the transfer. For purposes of settlement of the Award, delivery of Stock upon exercise of an Option and the Plan’s Change of Control provisions, however, any reference to a Participant shall be deemed to refer to the transferee.

10. Termination and Amendment of Plan; Amendment, Modification or Cancellation of Awards.

(a) Term of Plan.  Unless the Board earlier terminates the Plan pursuant to Section 10(b), the Plan will terminate on the earlier of the date all Shares reserved for issuance have been issued or the date that is ten (10) years following the Effective Date.

(b) Termination and Amendment.  The Board or the Committee may amend, alter, suspend, discontinue or terminate the Plan at any time, subject to the following limitations:

(i) the Board must approve any amendment of the Plan to the extent the Company determines such approval is required by: (A) action of the Board, (B) applicable corporate law, or (C) any other applicable law;

(ii) shareholders must approve any amendment of the Plan to the extent the Company determines such approval is required by: (A) Section 16 of the Exchange Act, (B) the Code, (C) the listing requirements of any principal securities exchange or market on which the Shares are then traded, or (D) any other applicable law; and

(iii) shareholders must approve any of the following Plan amendments: (A) an amendment to materially increase any number of Shares specified in Section 6(a), 6(b) or the limits set forth in Section 6(c) (except as permitted by Section 12), (B) an amendment to expand the group of individuals that may become Participants, or (C) an amendment that would diminish the protections afforded by Section 10(e) or that would materially change the minimum vesting and performance requirements of an Award as required in the Plan.

(c) Amendment, Modification or Cancellation of Awards.  Except as provided in Section 10(e) and subject to the requirements of the Plan, the Committee may modify, amend or cancel any Award; or waive any restrictions or conditions applicable to any Award or the exercise of the Award; provided, however, that any modification or amendment that materially diminishes the rights of the Participant, or the cancellation of the Award, shall be effective only if agreed to by the Participant or any other Person(s) as may then have an interest in the Award, but the Committee need not obtain Participant (or other interested party) consent for the adjustment or cancellation of an Award pursuant to the provisions of Section 12 or the modification of an Award to the extent deemed necessary to comply with any applicable law, the listing requirements of any principal securities exchange or market on which the

Shares are then traded, or to preserve favorable accounting or tax treatment of any Award for the Company. Notwithstanding the foregoing, unless determined otherwise by the Committee, any such amendment shall be made in a manner that will enable an Award intended to be exempt from Code Section 409A to continue to be so exempt, or to enable an Award intended to comply with Code Section 409A to continue to so comply.

(d) Survival of Authority and Awards.  Notwithstanding the foregoing, the authority of the Board and the Committee under this Section 10 and to otherwise administer the Plan will extend beyond the date of the Plan’s termination. In addition, termination of the Plan will not affect the rights of Participants with respect to Awards previously granted to them, and all unexpired Awards will continue in force and effect after termination of the Plan except as they may lapse or be terminated by their own terms and conditions.

(e) Repricing and Backdating Prohibited.  Notwithstanding anything in the Plan to the contrary, and except for the adjustments provided in Section 12, neither the Committee nor any other Person may decrease the exercise price for any outstanding Option after the date of grant nor allow a Participant to surrender an outstanding Option to the Company as consideration for the grant of a new Option with a lower exercise price. In addition, the Committee may not make a grant of an Option with a grant date that is effective prior to the date the Committee takes action to approve such Award.

(f) Foreign Participation.  To assure the viability of Awards granted to Participants employed or residing in foreign countries, the Committee may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements or alternative versions of, the Plan as it determines is necessary or appropriate for such purposes. Any such amendment, restatement or alternative versions that the Committee approves for purposes of using the Plan in a foreign country will not affect the terms of the Plan for any other country. In addition, all such supplements, amendments, restatements or alternative versions must comply with the provisions of Section 10(b)(ii).

In addition, if an Award is held by a Participant who is employed or residing in a foreign country and the amount payable or Shares issuable under such Award would be taxable to the Participant under Code Section 457A in the year such Award is no longer subject to a substantial risk of forfeiture, then the amount payable or Shares issuable under such Award shall be paid or issued to the Participant as soon as practicable after such substantial risk of forfeiture lapses (or, for Awards that are not considered nonqualified deferred compensation subject to Code Section 409A, no later than the end of the short-term deferral period permitted by Code Section 457A) notwithstanding anything in the Plan or the Award Agreement to contrary.

(g) Code Section 409A.  The provisions of Code Section 409A are incorporated herein by reference to the extent necessary for any Award that is subject to Code Section 409A to comply therewith.

11. Taxes.

(a) Withholding.  In the event the Company or an Affiliate of the Company is required to withhold any Federal, state or local taxes or other amounts in respect of any income recognized by a Participant as a result of the grant, vesting, payment or settlement of an Award or disposition of any Shares acquired under an Award, the Company may deduct (or require an Affiliate to deduct) from any payments of any kind otherwise due to the Participant cash, or with the consent of the Committee, Shares otherwise deliverable or vesting under an Award, to satisfy such tax obligations. Alternatively, the Company may require such Participant to pay to the Company, in cash, promptly on demand, or make other arrangements satisfactory to the Company regarding the payment to the Company of the aggregate amount of any such taxes and other amounts. If Shares are deliverable upon exercise or payment of an Award, the Committee may permit a Participant to satisfy all or a portion of the Federal, state and local withholding tax obligations arising in connection with such Award by electing to (a) have the Company withhold Shares otherwise issuable under the Award, (b) tender back Shares received in connection with such Award or (c) deliver other previously owned Shares; provided, however, that the amount to be withheld may not exceed the total minimum Federal, state and local tax withholding obligations associated with the transaction to the extent needed for the Company to avoid an accounting charge. If an election is provided, the election must be made on or before the date as of which the amount of tax to be withheld is determined and otherwise as the Committee requires. In any case, the Company may defer making payment or delivery under any Award if any such tax may be pending unless and until indemnified to its satisfaction.

(b) No Guarantee of Tax Treatment.  Notwithstanding any provisions of the Plan, the Company does not guarantee to any Participant or any other Person with an interest in an Award that (i) any Award intended to be exempt from Code Section 409A shall be so exempt, (ii) any Award intended to comply with Code Section 409A or Code Section 422 shall so comply, (iii) any Award shall otherwise receive a specific tax treatment under any other applicable tax law, nor in any such case will the Company or any Affiliate indemnify, defend or hold harmless any Person with respect to the tax consequences of any Award.

(c) Participant Responsibilities.  If a Participant shall dispose of Common Stock acquired through exercise of an Incentive Stock Option within either (i) two (2) years after the date the Option is granted or (ii) one (1) year after the date the Option is exercised (i.e., in a disqualifying disposition), such Participant shall notify the Company within seven (7) days of the date of such disqualifying disposition. In addition, if a Participant elects, under Code Section 83, to be taxed at the time an Award of Restricted Stock (or other property subject to such Code Section) is made, rather than at the time the Award vests, such Participant shall notify the Company within seven (7) days of the date the Restricted Stock subject to the election is awarded.

12. Adjustment Provisions; Change of Control.

(a) Adjustment of Shares.  If: (i) the Company shall at any time be involved in a merger or other transaction in which the Shares are changed or exchanged, (ii) the Company shall subdivide or combine the Shares or the Company shall declare a dividend payable in Shares, other securities or other property, (iii) the Company shall effect a cash dividend the amount of which, on a per Share basis, exceeds ten percent (10%) of the Fair Market Value of a Share at the time the dividend is declared, or the Company shall effect any other dividend or other distribution on the Shares in the form of cash, or a repurchase of Shares, that the Board determines by resolution is special or extraordinary in nature or that is in connection with a transaction that the Company characterizes publicly as a recapitalization or reorganization involving the Shares, or (iv) any other event shall occur, which, in the case of this clause (iv), in the judgment of the Board or Committee necessitates an adjustment to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, adjust as applicable: (A) the number and type of Shares subject to the Plan (including the number and type of Shares described in Sections 6(a) and (b)) and which may after the event be made the subject of Awards; (B) the number and type of Shares subject to outstanding Awards; (C) the grant, purchase, or exercise price with respect to any Award; and (D) to the extent such discretion does not cause an Award that is intended to qualify as performance-based compensation under Code Section 162(m) to lose its status as such, the Performance Goals of an Award. In each case, with respect to Awards of Incentive Stock Options, no such adjustment may be authorized to the extent that such authority would cause the Plan to violate Code Section 422(b).

Without limitation, in the event of any reorganization, merger, consolidation, combination or other similar corporate transaction or event, whether or not constituting a Change of Control (other than any such transaction in which the Company is the continuing corporation and in which the outstanding Common Stock is not being converted into or exchanged for different securities, cash or other property, or any combination thereof), the Committee may substitute, on an equitable basis as the Committee determines, for each Share then subject to an Award and the Shares subject to the Plan (if the Plan will continue in effect), the number and kind of shares of stock, other securities, cash or other property to which holders of Common Stock are or will be entitled in respect of each Share pursuant to the transaction.

Notwithstanding the foregoing, in the case of a stock dividend (other than a stock dividend declared in lieu of an ordinary cash dividend) or subdivision or combination of the Shares (including a reverse stock split), if no action is taken by the Committee, adjustments contemplated by this Section 12(a) that are proportionate shall nevertheless automatically be made as of the date of such stock dividend or subdivision or combination of the Shares.

(b) Issuance or Assumption.  Notwithstanding any other provision of the Plan, and without affecting the number of Shares otherwise reserved or available under the Plan, in connection with any merger, consolidation, acquisition of property or stock, or reorganization, the Committee may authorize the issuance or assumption of awards under the Plan upon such terms and conditions as it may deem appropriate.

(c) Change of Control.  If the Participant has in effect an employment, retention, change of control, severance or similar agreement with the Company or any Affiliate that discusses the effect of a Change of Control on the Participant’s Awards, then such agreement shall control in the event of a Change of Control. In all other cases, in the event of a Change of Control, the Committee may, in its sole discretion (i) elect to accelerate, in whole or in part, the vesting of any Award, (ii) elect to make cash payments payable as a result of the acceleration of vesting of any Award, or (iii) elect to cancel any Options as of the date of the Change of Control in exchange for a cash payment equal to the excess of the Change of Control price of the Shares covered by the Option that is so cancelled over the purchase or grant price of such Shares under the Award.

Except as otherwise expressly provided in any agreement between a Participant and the Company or an Affiliate, if the receipt of any payment by a Participant under the circumstances described above would result in the payment by the Participant of any excise tax provided for in Section 280G and Section 4999 of the Code, then the amount of such payment shall be reduced to the extent required to prevent the imposition of such excise tax.

13. Miscellaneous.

(a) Other Terms and Conditions.  The grant of any Award may also be subject to other provisions (whether or not applicable to the Award granted to any other Participant) as the Committee determines appropriate, including, without limitation, provisions for:

(i) the payment of the purchase price of Options by delivery of cash or other Shares or other securities of the Company (including by attestation) having a then Fair Market Value equal to the purchase price of such Shares, or by delivery (including by fax) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the Shares and deliver the sale or margin loan proceeds directly to the Company to pay for the exercise price;

(ii) restrictions on resale or other disposition of Shares; and

(iii) compliance with federal or state securities laws and stock exchange requirements.

(b) Employment and Service.  The issuance of an Award shall not confer upon a Participant any right with respect to continued employment or service with the Company or any Affiliate, or the right to continue as a Director. Unless determined otherwise by the Committee, for purposes of the Plan and all Awards, the following rules shall apply:

(i) a Participant who transfers employment between the Company and its Affiliates, or between Affiliates, will not be considered to have terminated employment;

(ii) a Participant who ceases to be a Non-Employee Director because he or she becomes an employee of the Company or an Affiliate shall not be considered to have ceased service as a Non-Employee Director with respect to any Award until such Participant’s termination of employment with the Company and its Affiliates;

(iii) a Participant who ceases to be employed by the Company or an Affiliate and immediately thereafter becomes a Non-Employee Director, a non-employee director of an Affiliate, or a consultant to the Company or any Affiliate shall not be considered to have terminated employment until such Participant’s service as a director of, or consultant to, the Company and its Affiliates has ceased; and

(iv) a Participant employed by an Affiliate will be considered to have terminated employment when such entity ceases to be an Affiliate.

Notwithstanding the foregoing, for purposes of an Award that is subject to Code Section 409A, if a Participant’s termination of employment or service triggers the payment of compensation under such Award, then the Participant will be deemed to have terminated employment or service upon his or her “separation from service” within the meaning of Code Section 409A.

(c) No Fractional Shares.  No fractional Shares or other securities may be issued or delivered pursuant to the Plan, and the Committee may determine whether cash, other securities or other property will be paid or transferred in lieu of any fractional Shares or other securities, or whether such fractional Shares or other securities or any rights to fractional Shares or other securities will be canceled, terminated or otherwise eliminated.

(d) Unfunded Plan.  This Plan is unfunded and does not create, and should not be construed to create, a trust or separate fund with respect to the Plan’s benefits. This Plan does not establish any fiduciary relationship between the Company and any Participant or other Person. To the extent any Person holds any rights by virtue of an Award granted under the Plan, such rights are no greater than the rights of the Company’s general unsecured creditors.

(e) Requirements of Law and Securities Exchange.  The granting of Awards and the issuance of Shares in connection with an Award are subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or securities exchanges as may be required. Notwithstanding any other provision of the Plan or any Award agreement, the Company has no liability to deliver any Shares under the Plan or make any payment unless such delivery or payment would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity, and unless and until the Participant has taken all actions required by the Company in connection therewith. The Company may impose such restrictions on any Shares issued under the Plan as the Company determines necessary or desirable to comply with all applicable laws, rules and regulations or the requirements of any national securities exchanges.

(f) Governing Law.  This Plan, and all agreements under the Plan, will be construed in accordance with and governed by the laws of the State of Delaware, without reference to any conflict of law principles. Any legal action or proceeding with respect to the Plan, any Award or any award agreement, or for recognition and enforcement of any judgment in respect of the Plan, any Award or any award agreement, may only be heard in a “bench” trial, and any party to such action or proceeding shall agree to waive its right to a jury trial.

(g) Limitations on Actions.  Any legal action or proceeding with respect to the Plan, any Award or any Award agreement, must be brought within one (1) year (365 days) after the day the complaining party first knew or should have known of the events giving rise to the complaint.

(h) Construction.  Whenever any words are used herein in the masculine, they shall be construed as though they were used in the feminine in all cases where they would so apply; and wherever any words are used in the singular or plural, they shall be construed as though they were used in the plural or singular, as the case may be, in all cases where they would so apply. Title of sections are for general information only, and the Plan is not to be construed with reference to such titles.

(i) Severability.  If any provision of the Plan or any award agreement or any Award (i) is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any Person or Award, or (ii) would disqualify the Plan, any award agreement or any Award under any law the Committee deems applicable, then such provision should be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, award agreement or Award, then such provision should be stricken as to such jurisdiction, Person or Award, and the remainder of the Plan, such award agreement and such Award will remain in full force and effect.

0

PROXY

GLOBAL EAGLE ENTERTAINMENT INC.

Proxy for Special Meeting of Stockholders
on December 19, 2013

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints David M. Davis, Jay Itzkowitz and Michael Pigott, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of common stock which the undersigned would be entitled to vote if personally present and acting at the Special Meeting of Stockholders of GLOBAL EAGLE ENTERTAINMENT INC., to be held on December 19, 2013 at the offices of Global Eagle Entertainment Inc., 4553 Glencoe Avenue, Marina Del Rey, California 90292, and at any adjournments or postponements thereof, as follows:

This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR Proposals 1 and 2. The proxies are authorized to vote as they may determine in their discretion upon such other business as may properly come before the meeting.

(Continued and to be signed on the reverse side.)

14475

SPECIAL MEETING OF STOCKHOLDERS OF

GLOBAL EAGLE ENTERTAINMENT INC.

December 19, 2013

PROXY VOTING INSTRUCTIONS

INTERNET - Access **www.voteproxy.com** and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-718-921-8500** from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM PST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Special Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

00030300000000000000 8 121913

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ____________ Date: ______ Signature of Stockholder ____________ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.